Exhibit 99.1

NEWS RELEASE Investor Contact: Ben McCarville, Senior Vice President, Director of Investor Relations 920-491-7059 Media Contact: Andrea Kozek, Vice President, Public Relations Senior Manager 920-491-7518

Associated Banc-Corp Reports Third Quarter 2026 Earnings of $0.76 Per Common Share, or $0.81 Per Common Share1 Excluding Nonrecurring Items Recognized During the Quarter

Results fueled by deposit growth, margin expansion, enhanced profitability, and improving return profile.
GREEN BAY, Wis. -- October 22, 2026 -- Associated Banc-Corp (NYSE: ASB) ("Associated" or "Company") today reported net income available to common equity ("earnings") of $144 million, or $0.76 per common share, for the quarter ended September 30, 2026. These amounts compare to earnings of $121 million, or $0.63 per common share, for the quarter ended June 30, 2026 and earnings of $122 million, or $0.73 per common share, for the quarter ended September 30, 2025.
The Company's results for the quarter ended September 30, 2026 were impacted by several nonrecurring expenses associated with the acquisition of American National Corporation that closed on April 1, 2026. Excluding the impact of these nonrecurring items, the Company reported adjusted earnings of $154 million, or $0.81 per common share1.
“Across the Company, we remain focused on attracting and deepening relationships to drive sustainable organic growth, enhance our profitability and improve our return profile,” said President & CEO Andy Harmening. “In the third quarter, we maintained our momentum with strong core customer deposit1 growth, net interest margin expansion, fee income growth, and a strong bottom line--all of which gave us the confidence to execute $100 million in share repurchases during the quarter. We also recently completed the conversion of American National Corporation, giving us another lever to drive organic growth in attractive markets like Omaha and the Twin Cities.”
“Our Company is on an upward trajectory, and our leadership team is currently finalizing plans for the next wave of strategic initiatives to sustain our momentum into 2027 and beyond. We look forward to sharing additional information in the coming months.”
Third Quarter 2026 Highlights
•Period end total loans of $36.5 billion (+0.1% vs. 2Q 2026; +18% vs. 3Q 2025)
•Period end commercial & industrial loans of $13.8 billion (+0.4% vs. 2Q 2026; +19% vs. 3Q 2025)
•Period end total deposits of $40.4 billion (+1% vs. 2Q 2026; +16% vs. 3Q 2025)
•Period end core customer deposits1 of $34.8 billion (+2% vs. 2Q 2026; +21% vs. 3Q 2025)
•Net interest income of $377 million (+2% vs. 2Q 2026; +24% vs. 3Q 2025)
•Net interest margin of 3.20%
•Noninterest income of $87 million
•Noninterest expense of $260 million
•Provision for credit losses of $14 million
•Allowance for credit losses on loans / total loans of 1.34%
•Net charge offs / average loans (annualized) of 0.19%
•Repurchased $100 million (3.2 million shares) of ASB common stock at a weighted avg. share price of $30.88
1 This is a non-GAAP financial measure. See financial tables for a reconciliation of non-GAAP financial measures to GAAP financial measures.

Loans
Third quarter 2026 average total loans of $36.2 billion increased 1%, or $327 million, from the prior quarter and increased 18%, or $5.4 billion, from the same period last year. With respect to third quarter 2026 average balances by loan category:
•Commercial and business lending increased $227 million from the prior quarter and increased $2.5 billion from the same period last year to $15.0 billion.
•Commercial real estate lending increased $161 million from the prior quarter and increased $1.8 billion from the same period last year to $9.1 billion.
•Consumer lending decreased $61 million from the prior quarter and increased $1.1 billion from the same period last year to $12.1 billion.
Third quarter 2026 period end total loans of $36.5 billion increased $53 million from the prior quarter and increased 18%, or $5.6 billion, from the same period last year. With respect to third quarter 2026 period end balances by loan category:
•Commercial and business lending increased $80 million from the prior quarter and increased $2.7 billion from the same period last year to $15.4 billion.
•Commercial real estate lending increased $57 million from the prior quarter and increased $1.8 billion from the same period last year to $9.1 billion.
•Consumer lending decreased $85 million from the prior quarter and increased $1.1 billion from the same period last year to $12.0 billion.
We continue to expect 2026 period end loan growth of 18% to 20% as compared to Associated's standalone results for the year ended December 31, 2025.
Deposits
Third quarter 2026 average deposits of $41.0 billion increased 1%, or $584 million, from the prior quarter and increased 18%, or $6.3 billion, from the same period last year. With respect to third quarter 2026 average balances by deposit category:
•Noninterest-bearing demand deposits increased $309 million from the prior quarter and increased $1.6 billion from the same period last year to $7.4 billion.
•Savings increased $141 million from the prior quarter and increased $850 million from the same period last year to $6.2 billion.
•Interest-bearing demand deposits increased $315 million from the prior quarter and increased $1.1 billion from the same period last year to $9.0 billion.
•Money market deposits decreased $23 million from the prior quarter and increased $1.8 billion from the same period last year to $7.6 billion.
•Brokered CDs decreased $165 million from the prior quarter and increased $4 million from the same period last year to $3.9 billion.

•Other time deposits increased $17 million from the prior quarter and increased $1.0 billion from the same period last year to $5.0 billion.
•Network transaction deposits decreased $11 million from the prior quarter and decreased $65 million from the same period last year to $1.9 billion.
•Core customer deposits1 increased $760 million from the prior quarter and increased $6.3 billion from the same period last year to $35.2 billion.
Third quarter 2026 period end deposits of $40.4 billion increased 1%, or $450 million, from the prior quarter and increased 16%, or $5.5 billion, from the same period last year. With respect to third quarter 2026 period end balances by deposit category:
•Noninterest-bearing demand deposits increased $6 million from the prior quarter and increased $1.0 billion from the same period last year to $6.9 billion.
•Savings increased $44 million from the prior quarter and increased $835 million from the same period last year to $6.2 billion.
•Interest-bearing demand deposits increased $398 million from the prior quarter and increased $1.3 billion from the same period last year to $9.1 billion.
•Money market deposits increased $41 million from the prior quarter and increased $1.9 billion from the same period last year to $7.7 billion.
•Brokered CDs decreased $144 million from the prior quarter and decreased $166 million from the same period last year to $3.8 billion.
•Other time deposits increased $181 million from the prior quarter and increased $917 million from the same period last year to $5.0 billion.
•Network transaction deposits decreased $78 million from the prior quarter and decreased $269 million from the same period last year to $1.7 billion.
•Core customer deposits1 increased $671 million from the prior quarter and increased $5.9 billion from the same period last year to $34.8 billion.
We continue to expect 2026 period end total deposit growth of 17% to 19% and period end core customer deposit growth of 19% to 21% as compared to Associated's standalone results for the year ended December 31, 2025.
Net Interest Income and Net Interest Margin
Third quarter 2026 net interest income of $377 million increased $7 million from the prior quarter and increased $72 million from the same period last year. The net interest margin of 3.20% was a 3 basis point increase from the prior quarter and a 16 basis point increase from the same period last year.
•The average yield on total loans for the third quarter of 2026 remained flat from the prior quarter and decreased 22 basis points from the same period last year to 5.67%.
•The average cost of total interest-bearing liabilities for the third quarter of 2026 increased 1 basis point from the prior quarter and decreased 36 basis points from the same period last year to 2.67%.
1 This is a non-GAAP financial measure. See financial tables for a reconciliation of non-GAAP financial measures to GAAP financial measures.

•The net free funds benefit for the third quarter of 2026 increased 1 basis point from the prior quarter and decreased 4 basis points from the same period last year to 0.53%.
We continue to expect 2026 net interest income growth of 19% to 21% as compared to Associated's standalone results for the year ended December 31, 2025.
Noninterest Income
Third quarter 2026 total noninterest income of $87 million increased $7 million from the prior quarter and increased $6 million from the same period last year. With respect to third quarter 2026 noninterest income line items:

•Wealth management fees decreased slightly from the prior quarter and increased $1 million from the same period last year.
•Service charges and deposit account fees increased $1 million from the prior quarter and increased $3 million from the same period last year.
•Card-based fees increased slightly from the prior quarter and increased $2 million from the same period last year.
•Capital markets, net increased $3 million from the prior quarter and decreased slightly from the same period last year.
•Mortgage banking, net decreased $1 million from the prior quarter and decreased $2 million from the same period last year.
•Asset gains, net increased $2 million from the prior quarter and decreased $1 million from the same period last year.
We now expect total noninterest income growth of 12% to 14% in 2026 as compared to Associated's standalone results for the year ended December 31, 2025.
Noninterest Expense
Third quarter 2026 total noninterest expense of $260 million decreased $12 million from the prior quarter and increased $44 million from the same period last year. Third quarter 2026 total noninterest expense included $13 million of nonrecurring costs associated with the acquisition of American National Corporation, which closed on April 1, 2026. With respect to third quarter 2026 noninterest expense line items:

•Personnel expense decreased $7 million from the prior quarter and increased $18 million from the same period last year.
•Technology expense increased $10 million from the prior quarter and increased $14 million from the same period last year.
•Legal and professional expense decreased $8 million from the prior quarter and increased $4 million from the same period last year.
•Other intangible amortization remained flat from the prior quarter and increased $5 million from the same period last year.
•Other noninterest expense decreased $10 million from the prior quarter and decreased $4 million from the same period last year.

We now expect 2026 noninterest expense growth of 19% to 20% as compared to Associated's standalone results for the year ended December 31, 2025. This figure includes nonrecurring costs incurred in connection with the acquisition of American National Corporation.
Taxes
Third quarter 2026 income tax expense was $43 million, compared to $36 million of income tax expense in the prior quarter and $30 million of income tax expense in the same period last year. The effective tax rate for the third quarter of 2026 was 22.86%, compared to 22.37% in the prior quarter and 19.16% in the same period last year.
We now expect the annual effective tax rate to be between 20% and 22% in 2026.
Credit
Third quarter 2026 provision for credit losses on loans was $14 million, compared to a provision of $19 million in the prior quarter and a provision of $16 million in the same period last year. With respect to third quarter 2026 credit quality:
•Nonaccrual loans of $183 million increased $33 million from the prior quarter and increased $77 million from the same period last year. The nonaccrual loans to total loans ratio was 0.50% in the third quarter, up from 0.41% in the prior quarter and up from 0.34% in the same period last year.
•Third quarter 2026 net charge offs of $18 million decreased compared to net charge offs of $23 million in the prior quarter and increased compared to net charge offs of $13 million in the same period last year.
•The allowance for credit losses on loans (ACLL) of $491 million decreased $4 million compared to the prior quarter and increased $76 million compared to the same period last year. The ACLL to total loans ratio was 1.34% in the third quarter, down from 1.36% in the prior quarter and flat vs. 1.34% in the same period last year.
In 2026, we continue to expect to adjust provision to reflect changes to risk grades, economic conditions, loan volumes, and other indications of credit quality.
Capital
During the third quarter of 2026, the Company repurchased $100 million (3.2 million shares) of common stock at a weighted average share price of $30.88. The Company’s capital position remains strong, with a CET1 capital ratio of 10.38% at September 30, 2026. The Company’s capital ratios continue to be in excess of the Basel III “well-capitalized” regulatory benchmarks on a fully phased in basis.

THIRD QUARTER 2026 EARNINGS RELEASE CONFERENCE CALL
The Company will host a conference call for investors and analysts at 4:00 p.m. Central Time (CT) today, October 22, 2026. Interested parties can access the live webcast of the call through the Investor Relations section of the Company's website, http://investor.associatedbank.com. Parties may also dial into the call at 877-407-8037 (domestic) or 201-689-8037 (international) and request the Associated Banc-Corp third quarter 2026 earnings call. The third quarter 2026 financial tables with an accompanying slide presentation will be available on the Company's website just prior to the call. An audio archive of the webcast will be available on the Company's website approximately fifteen minutes after the call is over.
ABOUT ASSOCIATED BANC-CORP
Associated Banc-Corp (NYSE: ASB) has total assets of $51 billion and is the largest bank holding company based in Wisconsin. Headquartered in Green Bay, Wisconsin, Associated is a leading Midwest banking franchise, offering a full range of financial products and services from over 200 banking locations throughout Wisconsin, Illinois, Iowa, Minnesota, Missouri and Nebraska. The Company also operates loan production offices in Indiana, Kansas, Michigan, New York, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.
FORWARD-LOOKING STATEMENTS
Statements made in this presentation which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “intend,” "target,” “outlook,” “project,” “guidance,” “forecast,” or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent Form 10-Qs and other SEC filings, and such factors are incorporated herein by reference.
NON-GAAP FINANCIAL MEASURES
This press release and related materials may contain references to measures which are not defined in generally accepted accounting principles (“GAAP”). Information concerning these non-GAAP financial measures can be found in the financial tables. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.
# # #

Associated Banc-Corp Consolidated Balance Sheets (Unaudited)
(Dollars in thousands)	September 30, 2026	June 30, 2026	Sequential Quarter Change	March 31, 2026	December 31, 2025	September 30, 2025	Comparable Quarter Change
Assets
Cash and due from banks	$644,519	$548,057	$96,462	$465,318	$574,698	$490,431	$154,088
Interest-bearing deposits in other financial institutions	982,850	1,268,379	(285,529)	920,684	1,144,123	802,251	180,599
Federal funds sold and securities purchased under agreements to resell	100	14,355	(14,255)	175	1,400	90	10
Available for sale (AFS) investment securities, net, at fair value	6,198,828	6,366,586	(167,758)	5,514,456	5,397,563	5,217,278	981,550
Held to maturity (HTM) investment securities, net, at amortized cost	3,462,166	3,510,726	(48,560)	3,570,843	3,602,519	3,636,080	(173,914)
Equity securities	30,043	29,960	83	26,109	26,060	26,000	4,043
Regulatory stocks, at cost	304,330	329,436	(25,106)	290,189	252,514	251,642	52,688
Residential loans held for sale	66,770	94,490	(27,720)	87,461	72,499	74,563	(7,793)
Commercial loans held for sale	—	15,000	(15,000)	—	—	—	—
Loans	36,519,871	36,467,040	52,831	31,798,164	31,163,614	30,951,964	5,567,907
Allowance for loan losses	(441,124)	(443,729)	2,605	(385,756)	(378,068)	(378,341)	(62,783)
Loans, net	36,078,747	36,023,311	55,436	31,412,408	30,785,546	30,573,623	5,505,124
Tax credit and other investments	242,894	235,536	7,358	230,954	236,657	245,239	(2,345)
Premises and equipment, net	447,112	449,003	(1,891)	376,760	381,624	384,139	62,973
Bank and corporate owned life insurance	717,175	717,116	59	694,765	694,452	693,511	23,664
Goodwill	1,147,081	1,147,081	—	1,104,992	1,104,992	1,104,992	42,089
Other intangible assets, net	110,059	116,953	(6,894)	20,647	22,849	25,052	85,007
Mortgage servicing rights, net	94,919	87,683	7,236	87,599	86,337	85,063	9,856
Interest receivable	183,595	181,916	1,679	161,021	161,118	168,451	15,144
Other assets	688,664	676,918	11,746	629,359	657,645	677,458	11,206
Total assets	$51,399,852	$51,812,506	$(412,654)	$45,593,740	$45,202,596	$44,455,863	$6,943,989
Liabilities and stockholders' equity
Noninterest-bearing demand deposits	$6,914,688	$6,908,338	$6,350	$6,125,067	$6,126,632	$5,906,251	$1,008,437
Interest-bearing deposits	33,466,262	33,022,917	443,345	29,606,698	29,425,976	28,975,602	4,490,660
Total deposits	40,380,950	39,931,255	449,695	35,731,765	35,552,608	34,881,853	5,499,097
Federal funds purchased and securities sold under agreements to repurchase	266,329	529,276	(262,947)	395,652	307,864	399,665	(133,336)
FHLB advances	3,961,112	4,574,681	(613,569)	3,421,762	3,268,094	3,220,679	740,433
Senior and subordinated debt	589,168	591,080	(1,912)	592,629	594,276	594,074	(4,906)
Allowance for unfunded commitments	49,744	50,744	(1,000)	39,276	41,276	36,276	13,468
Accrued expenses and other liabilities	676,917	497,347	179,570	414,784	463,131	455,019	221,898
Total liabilities	45,924,220	46,174,383	(250,163)	40,595,868	40,227,249	39,587,565	6,336,655
Stockholders' equity
Preferred equity	194,112	194,112	—	194,112	194,112	194,112	—
Common equity	5,281,520	5,444,011	(162,491)	4,803,760	4,781,235	4,674,186	607,334
Total stockholders' equity	5,475,632	5,638,123	(162,491)	4,997,872	4,975,347	4,868,298	607,334
Total liabilities and stockholders' equity	$51,399,852	$51,812,506	$(412,654)	$45,593,740	$45,202,596	$44,455,863	$6,943,989
Numbers may not recalculate due to rounding conventions.

Associated Banc-Corp Consolidated Statements of Income (Unaudited)			Comparable Quarter		Year to Date (YTD)		Comparable YTD
(Dollars and shares in thousands, except per share data)	3Q26	3Q25	Dollar Change	Percentage Change	September 2026	September 2025	Dollar Change	Percentage Change
Interest income
Interest and fees on loans	$516,411	$455,623	$60,788	13%	$1,449,927	$1,336,703	$113,224	8%
Interest and dividends on investment securities
Taxable	87,551	73,727	13,824	19%	251,574	214,689	36,885	17%
Tax-exempt	13,510	13,888	(378)	(3)%	40,972	41,746	(774)	(2)%
Other interest	16,109	13,353	2,756	21%	42,444	35,274	7,170	20%
Total interest income	633,581	556,591	76,990	14%	1,784,917	1,628,412	156,505	10%
Interest expense
Interest on deposits	208,601	202,344	6,257	3%	587,639	609,139	(21,500)	(4)%
Interest on federal funds purchased and securities sold under agreements to repurchase	3,008	2,107	901	43%	10,826	7,733	3,093	40%
Interest on FHLB advances	34,138	35,965	(1,827)	(5)%	100,760	86,944	13,816	16%
Interest on senior and subordinated debt	10,231	10,741	(510)	(5)%	30,556	32,526	(1,970)	(6)%
Interest on other interest-bearing liabilities	352	212	140	66%	657	907	(250)	(28)%
Total interest expense	256,330	251,369	4,961	2%	730,438	737,250	(6,812)	(1)%
Net interest income	377,251	305,222	72,029	24%	1,054,479	891,163	163,316	18%
Provision for credit losses	14,005	16,000	(1,995)	(12)%	44,394	46,999	(2,605)	(6)%
Net interest income after provision for credit losses	363,246	289,223	74,023	26%	1,010,085	844,164	165,921	20%
Noninterest income
Wealth management fees	26,161	25,315	846	3%	77,596	70,837	6,759	10%
Service charges and deposit account fees	16,793	13,861	2,932	21%	46,709	39,822	6,887	17%
Card-based fees	14,549	12,308	2,241	18%	40,289	33,950	6,339	19%
Other fee-based revenue	6,630	5,414	1,216	22%	17,250	15,659	1,591	10%
Capital markets, net	10,702	10,764	(62)	(1)%	24,720	20,873	3,847	18%
Mortgage banking, net	1,765	3,541	(1,776)	(50)%	10,653	11,577	(924)	(8)%
Loss on mortgage portfolio sale	—	—	—	—%	—	(6,976)	6,976	(100)%
Bank and corporate owned life insurance	4,691	4,051	640	16%	13,122	13,391	(269)	(2)%
Asset gains, net	2,676	3,340	(664)	(20)%	4,305	727	3,578	492%
Investment securities (losses) gains, net	(46)	1	(47)	N/M	(40)	13	(53)	(408)%
Other	3,210	2,670	540	20%	8,783	7,147	1,636	23%
Total noninterest income	87,131	81,265	5,866	7%	243,387	207,019	36,368	18%
Noninterest expense
Personnel	153,714	135,703	18,011	13%	450,054	386,593	63,461	16%
Technology	42,725	28,590	14,135	49%	105,328	82,237	23,091	28%
Occupancy	15,552	12,757	2,795	22%	43,369	40,782	2,587	6%
Business development and advertising	9,477	8,362	1,115	13%	25,851	22,496	3,355	15%
Equipment	5,480	4,368	1,112	25%	16,514	13,389	3,125	23%
Legal and professional	9,053	5,232	3,821	73%	33,228	17,989	15,239	85%
Loan and foreclosure costs	2,039	1,638	401	24%	5,298	6,937	(1,639)	(24)%
FDIC assessment	11,802	9,980	1,822	18%	31,234	30,124	1,110	4%
Other intangible amortization	6,894	2,203	4,691	213%	15,990	6,608	9,382	142%
Other	3,606	7,369	(3,763)	(51)%	24,520	29,017	(4,497)	(15)%
Total noninterest expense	260,342	216,202	44,140	20%	751,386	636,173	115,213	18%
Income before income taxes	190,035	154,286	35,749	23%	502,086	415,010	87,076	21%
Income tax expense	43,449	29,554	13,895	47%	112,301	77,362	34,939	45%
Net income	146,586	124,732	21,854	18%	389,785	337,648	52,137	15%
Preferred stock dividends	2,875	2,875	—	—%	8,625	8,625	—	—%
Net income available to common equity	$143,711	$121,857	$21,854	18%	$381,160	$329,023	$52,137	16%

Pre-tax pre-provision income(a)	204,040	170,286	33,754	20%	546,480	462,009	84,471	18%
Earnings per common share
Basic	$0.77	$0.73	$0.04	5%	$2.11	$1.98	$0.13	7%
Diluted	$0.76	$0.73	$0.03	4%	$2.09	$1.96	$0.13	7%
Average common shares outstanding
Basic	186,685	165,029	21,656	13%	180,034	165,064	14,970	9%
Diluted	188,500	166,703	21,797	13%	181,782	166,645	15,137	9%
N/M = Not meaningful
Numbers may not recalculate due to rounding conventions.
Prior periods have been adjusted to conform with current period presentation.
(a) This is a non-GAAP financial measure. See the non-GAAP financial measures reconciliation below for a reconciliation to GAAP financial measures.

Associated Banc-Corp Consolidated Statements of Income (Unaudited) - Quarterly Trend
(Dollars and shares in thousands, except per share data)			Sequential Quarter
	3Q26	2Q26	Dollar Change	Percentage Change	1Q26	4Q25	3Q25
Interest income
Interest and fees on loans	$516,411	$506,528	$9,883	2%	$426,989	$445,687	$455,623
Interest and dividends on investment securities
Taxable	87,551	88,347	(796)	(1)%	75,676	73,511	73,727
Tax-exempt	13,510	13,725	(215)	(2)%	13,738	13,851	13,888
Other interest	16,109	14,694	1,415	10%	11,641	11,294	13,353
Total interest income	633,581	623,294	10,287	2%	528,044	544,343	556,591
Interest expense
Interest on deposits	208,601	203,765	4,836	2%	175,273	194,778	202,344
Interest on federal funds purchased and securities sold under agreements to repurchase	3,008	4,085	(1,077)	(26)%	3,732	2,682	2,107
Interest on FHLB advances	34,138	35,052	(914)	(3)%	31,570	26,309	35,965
Interest on senior and subordinated debt	10,231	10,163	68	1%	10,163	10,483	10,741
Interest on other interest-bearing liabilities	352	190	162	85%	116	110	212
Total interest expense	256,330	253,255	3,075	1%	220,854	234,362	251,369
Net interest income	377,251	370,039	7,212	2%	307,190	309,981	305,222
Provision for credit losses	14,005	19,388	(5,383)	(28)%	11,001	6,998	16,000
Net interest income after provision for credit losses	363,246	350,651	12,595	4%	296,189	302,983	289,223
Noninterest income
Wealth management fees	26,161	26,217	(56)	—%	25,219	25,742	25,315
Service charges and deposit account fees	16,793	15,863	930	6%	14,054	13,827	13,861
Card-based fees	14,549	14,161	388	3%	11,579	12,679	12,308
Other fee-based revenue	6,630	5,758	872	15%	4,862	5,557	5,414
Capital markets, net	10,702	7,476	3,226	43%	6,543	11,175	10,764
Mortgage banking, net	1,765	2,777	(1,012)	(36)%	6,111	2,926	3,541
Bank and corporate owned life insurance	4,691	4,615	76	2%	3,816	3,804	4,051
Asset gains, net	2,676	789	1,887	239%	840	838	3,340
Investment securities (losses) gains, net	(46)	35	(81)	(231)%	(28)	37	1
Other	3,210	2,707	503	19%	2,861	2,799	2,670
Total noninterest income	87,131	80,398	6,733	8%	75,857	79,384	81,265
Noninterest expense
Personnel	153,714	161,168	(7,454)	(5)%	135,172	135,130	135,703
Technology	42,725	32,867	9,858	30%	29,736	28,641	28,590
Occupancy	15,552	14,091	1,461	10%	13,725	14,229	12,757
Business development and advertising	9,477	8,548	929	11%	7,827	9,118	8,362
Equipment	5,480	5,423	57	1%	5,610	6,888	4,368
Legal and professional	9,053	17,454	(8,401)	(48)%	6,721	5,945	5,232
Loan and foreclosure costs	2,039	1,552	487	31%	1,707	1,327	1,638
FDIC assessment	11,802	10,595	1,207	11%	8,837	6,589	9,980
Other intangible amortization	6,894	6,894	—	—%	2,203	2,203	2,203
Other	3,606	13,290	(9,684)	(73)%	7,625	9,396	7,369
Total noninterest expense	260,342	271,882	(11,540)	(4)%	219,163	219,466	216,202
Income before income taxes	190,035	159,167	30,868	19%	152,883	162,901	154,286
Income tax expense	43,449	35,603	7,846	22%	33,248	25,772	29,554
Net income	146,586	123,564	23,022	19%	119,635	137,129	124,732
Preferred stock dividends	2,875	2,875	—	—%	2,875	2,875	2,875
Net income available to common equity	$143,711	$120,689	$23,022	19%	$116,760	$134,254	$121,857

Pre-tax pre-provision income(a)	204,040	178,555	25,485	14%	163,884	169,899	170,286
Earnings per common share
Basic	$0.77	$0.64	$0.13	20%	$0.70	$0.81	$0.73
Diluted	$0.76	$0.63	$0.13	21%	$0.70	$0.80	$0.73
Average common shares outstanding
Basic	186,685	188,084	(1,399)	(1)%	165,097	165,126	165,029
Diluted	188,500	189,899	(1,399)	(1)%	166,561	166,746	166,703
Numbers may not recalculate due to rounding conventions.
Prior periods have been adjusted to conform with current period presentation.
(a) This is a non-GAAP financial measure. See the non-GAAP financial measures reconciliation below for a reconciliation to GAAP financial measures.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Sequential and Comparable Quarter
	Three Months Ended
	September 30, 2026			June 30, 2026			September 30, 2025(a)
(Dollars in thousands)	Average Balance	Interest Income / Expense	Average Yield /Rate	Average Balance	Interest Income / Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Assets
Earning assets
Loans (b)(c)
Commercial and industrial	$13,419,967	$203,370	6.01%	$13,185,643	$197,248	6.00%	$11,367,533	$187,046	6.53%
Commercial real estate—owner occupied	1,570,109	22,270	5.63%	1,577,489	22,000	5.59%	1,105,787	15,827	5.68%
Commercial and business lending	14,990,076	225,640	5.97%	14,763,132	219,248	5.96%	12,473,319	202,873	6.45%
Commercial real estate—investor	6,464,811	98,026	6.02%	6,502,707	99,131	6.11%	5,300,765	87,114	6.52%
Real estate construction	2,609,406	44,332	6.74%	2,410,500	40,425	6.73%	1,991,565	36,770	7.32%
Commercial real estate lending	9,074,217	142,358	6.23%	8,913,207	139,556	6.28%	7,292,330	123,884	6.74%
Total commercial	24,064,293	367,998	6.07%	23,676,339	358,804	6.08%	19,765,649	326,757	6.56%
Residential mortgage	6,849,299	65,911	3.85%	6,916,754	65,963	3.81%	6,987,858	65,553	3.75%
Auto finance	4,082,986	59,941	5.82%	4,044,290	58,768	5.83%	3,000,978	42,230	5.58%
Home equity	836,914	13,391	6.39%	817,378	13,096	6.41%	690,330	12,641	7.32%
Other consumer	363,543	9,665	10.55%	415,476	10,388	10.03%	305,644	8,972	11.65%
Total consumer	12,132,742	148,908	4.89%	12,193,898	148,215	4.87%	10,984,811	129,396	4.70%
Total loans	36,197,035	516,906	5.67%	35,870,237	507,019	5.67%	30,750,460	456,153	5.89%
Investments
Taxable securities	7,963,260	87,551	4.40%	8,153,435	88,347	4.33%	6,767,664	73,727	4.36%
Tax-exempt securities(b)	1,941,019	17,101	3.52%	1,971,946	17,373	3.52%	1,997,416	17,580	3.52%
Other short-term investments	1,401,842	16,109	4.56%	1,291,636	14,694	4.56%	1,046,723	13,353	5.06%
Total investments	11,306,121	120,761	4.27%	11,417,017	120,414	4.22%	9,811,804	104,660	4.26%
Total earning assets and related interest income	47,503,156	$637,667	5.34%	47,287,254	$627,433	5.32%	40,562,264	$560,813	5.50%
Other assets, net	4,096,534			3,948,588			3,452,939
Total assets	$51,599,690			$51,235,842			$44,015,203
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$6,187,886	$21,207	1.36%	$6,046,605	$19,815	1.31%	$5,338,129	$19,042	1.42%
Interest-bearing demand	9,035,081	40,602	1.78%	8,720,180	37,161	1.71%	7,898,770	44,763	2.25%
Money market	7,619,006	46,757	2.43%	7,641,652	45,976	2.41%	5,860,802	38,061	2.58%
Network transaction deposits	1,869,045	17,727	3.76%	1,879,876	17,459	3.73%	1,933,659	21,276	4.37%
Brokered CDs	3,920,540	39,334	3.98%	4,085,995	40,487	3.97%	3,916,329	42,878	4.34%
Other time deposits	4,963,185	42,974	3.44%	4,945,821	42,867	3.48%	3,961,522	36,323	3.64%
Total interest-bearing deposits	33,594,743	208,601	2.46%	33,320,129	203,765	2.45%	28,909,211	202,344	2.78%
Federal funds purchased and securities sold under agreements to repurchase	337,397	3,008	3.54%	460,414	4,085	3.56%	227,460	2,107	3.68%
FHLB advances	3,528,243	34,138	3.84%	3,733,950	35,052	3.77%	3,181,903	35,965	4.48%
Senior and subordinated debt	590,928	10,231	6.93%	592,195	10,163	6.86%	593,045	10,741	7.24%
Other interest-bearing liabilities	35,181	352	3.97%	16,430	190	4.64%	19,276	212	4.36%
Total funding	4,491,749	47,729	4.22%	4,802,989	49,490	4.13%	4,021,685	49,025	4.85%
Total interest-bearing liabilities and related interest expense	38,086,492	$256,330	2.67%	38,123,118	$253,255	2.66%	32,930,896	$251,369	3.03%
Noninterest-bearing demand deposits	7,371,331			7,062,098			5,796,676
Other liabilities	484,357			422,642			466,482
Stockholders’ equity	5,657,510			5,627,984			4,821,150
Total liabilities and stockholders’ equity	$51,599,690			$51,235,842			$44,015,203
Interest rate spread			2.67%			2.65%			2.47%
Net free funds			0.53%			0.52%			0.57%
Fully tax-equivalent net interest income and net interest margin		$381,337	3.20%		$374,178	3.17%		$309,444	3.04%
Fully tax-equivalent adjustment		(4,086)			(4,139)			(4,222)
Net interest income		$377,251			$370,039			$305,222
Numbers may not recalculate due to rounding conventions.
(a)Prior period has been adjusted to conform with current period presentation.
(b)The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21%.
(c)Loans held for sale have been included in the average balances.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Year Over Year
	Nine Months Ended September 30,
	2026			2025(a)
(Dollars in thousands)	Average Balance	Interest Income / Expense	Average Yield / Rate	Average Balance	Interest Income / Expense	Average Yield / Rate
Assets
Earning assets
Loans (b) (c)
Commercial and industrial	$12,800,123	$573,125	5.99%	$10,980,230	$536,786	6.54%
Commercial real estate—owner occupied	1,447,492	60,238	5.56%	1,120,206	48,042	5.73%
Commercial and business lending	14,247,615	633,363	5.94%	12,100,436	584,828	6.46%
Commercial real estate—investor	6,085,950	275,310	6.05%	5,432,417	265,772	6.54%
Real estate construction	2,360,444	118,800	6.73%	1,920,292	104,598	7.28%
Commercial real estate lending	8,446,394	394,110	6.24%	7,352,709	370,370	6.73%
Total commercial	22,694,009	1,027,473	6.05%	19,453,145	955,197	6.56%
Residential mortgage	6,866,076	196,514	3.82%	7,091,945	197,371	3.71%
Auto finance	3,754,434	160,677	5.72%	2,926,862	122,562	5.60%
Home equity	788,518	38,179	6.46%	671,884	36,791	7.30%
Other consumer	364,560	28,557	10.47%	309,654	26,389	11.39%
Total consumer	11,773,588	423,927	4.81%	11,000,345	383,113	4.65%
Total loans	34,467,597	1,451,400	5.63%	30,453,490	1,338,311	5.87%
Investments
Taxable securities	7,732,748	251,574	4.34%	6,582,998	214,689	4.35%
Tax-exempt securities(b)	1,963,684	51,864	3.52%	2,006,027	52,844	3.51%
Other short-term investments	1,238,168	42,444	4.58%	935,475	35,274	5.04%
Total investments	10,934,600	345,882	4.22%	9,524,500	302,806	4.24%
Total earning assets and related interest income	45,402,197	$1,797,282	5.29%	39,977,990	$1,641,117	5.48%
Other assets, net	3,906,735			3,382,379
Total assets	$49,308,932			$43,360,369
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$5,924,846	$58,712	1.32%	$5,241,799	$54,110	1.38%
Interest-bearing demand	8,551,442	111,999	1.75%	7,870,806	132,678	2.25%
Money market	7,113,072	126,973	2.39%	5,975,632	116,316	2.60%
Network transaction deposits	1,888,746	52,687	3.73%	1,875,523	61,554	4.39%
Brokered CDs	3,834,723	114,325	3.99%	4,105,700	137,589	4.48%
Other time deposits	4,728,922	122,943	3.48%	3,815,105	106,892	3.75%
Total interest-bearing deposits	32,041,751	587,639	2.45%	28,884,565	609,139	2.82%
Federal funds purchased and securities sold under agreements to repurchase	407,330	10,826	3.55%	274,204	7,733	3.77%
FHLB advances	3,548,066	100,760	3.80%	2,672,351	86,944	4.35%
Senior and subordinated debt	592,495	30,556	6.88%	604,146	32,526	7.18%
Other interest-bearing liabilities	21,029	657	4.18%	22,861	907	5.30%
Total funding	4,568,920	142,799	4.18%	3,573,561	128,110	4.79%
Total interest-bearing liabilities and related interest expense	36,610,671	$730,438	2.67%	32,458,126	$737,250	3.04%
Noninterest-bearing demand deposits	6,815,928			5,695,818
Other liabilities	449,275			477,597
Stockholders’ equity	5,433,058			4,728,828
Total liabilities and stockholders’ equity	$49,308,932			$43,360,369
Interest rate spread			2.62%			2.45%
Net free funds			0.52%			0.57%
Fully tax-equivalent net interest income and net interest margin		$1,066,844	3.14%		$903,867	3.02%
Fully tax-equivalent adjustment		(12,365)			(12,705)
Net interest income		$1,054,479			$891,163
Numbers may not recalculate due to rounding conventions.
(a)Prior period has been adjusted to conform with current period presentation.
(b)The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21%.
(c)Loans held for sale have been included in the average balances.

Associated Banc-Corp Loan and Deposit Composition
(Dollars in thousands)
Period end loan composition	Sep 30, 2026	Jun 30, 2026	Seql Qtr % Change	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Comp Qtr % Change
Commercial and industrial	$13,804,140	$13,750,175	—%	$12,339,597	$11,799,757	$11,567,651	19%
Commercial real estate—owner occupied	1,601,925	1,575,445	2%	1,193,778	1,186,324	1,149,939	39%
Commercial and business lending	15,406,065	15,325,620	1%	13,533,375	12,986,081	12,717,590	21%
Commercial real estate—investor	6,494,991	6,492,950	—%	5,266,584	5,246,030	5,369,441	21%
Real estate construction	2,601,571	2,546,186	2%	2,117,479	1,994,642	1,958,766	33%
Commercial real estate lending	9,096,562	9,039,136	1%	7,384,063	7,240,672	7,328,207	24%
Total commercial	24,502,627	24,364,756	1%	20,917,438	20,226,753	20,045,797	22%
Residential mortgage	6,740,214	6,808,398	(1)%	6,727,734	6,793,957	6,858,285	(2)%
Auto finance	4,093,215	4,044,416	1%	3,136,334	3,106,498	3,041,644	35%
Home equity	848,507	826,343	3%	706,075	713,271	698,112	22%
Other consumer	335,308	423,127	(21)%	310,583	323,135	308,126	9%
Total consumer	12,017,244	12,102,284	(1)%	10,880,726	10,936,861	10,906,167	10%
Total loans	$36,519,871	$36,467,040	—%	$31,798,164	$31,163,614	$30,951,964	18%

Quarter average loan composition(a)	Sep 30, 2026	Jun 30, 2026	Seql Qtr % Change	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Comp Qtr % Change
Commercial and industrial	$13,419,967	$13,185,643	2%	$11,776,702	$11,588,059	$11,367,533	18%
Commercial real estate—owner occupied	1,570,109	1,577,489	—%	1,190,708	1,157,531	1,105,787	42%
Commercial and business lending	14,990,076	14,763,132	2%	12,967,410	12,745,590	12,473,319	20%
Commercial real estate—investor	6,464,811	6,502,707	(1)%	5,277,283	5,291,562	5,300,765	22%
Real estate construction	2,609,406	2,410,500	8%	2,055,338	1,974,318	1,991,565	31%
Commercial real estate lending	9,074,217	8,913,207	2%	7,332,621	7,265,880	7,292,330	24%
Total commercial	24,064,293	23,676,339	2%	20,300,031	20,011,470	19,765,649	22%
Residential mortgage	6,849,299	6,916,754	(1)%	6,831,984	6,899,778	6,987,858	(2)%
Auto finance	4,082,986	4,044,290	1%	3,125,504	3,064,457	3,000,978	36%
Home equity	836,914	817,378	2%	709,865	706,923	690,330	21%
Other consumer	363,543	415,476	(12)%	314,118	312,730	305,644	19%
Total consumer	12,132,742	12,193,898	(1)%	10,981,471	10,983,888	10,984,811	10%
Total loans	$36,197,035	$35,870,237	1%	$31,281,502	$30,995,358	$30,750,460	18%

Period end deposit and customer funding composition	Sep 30, 2026	Jun 30, 2026	Seql Qtr % Change	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Comp Qtr % Change
Noninterest-bearing demand	$6,914,688	$6,908,338	—%	$6,125,067	$6,126,632	$5,906,251	17%
Savings	6,216,008	6,171,614	1%	5,660,641	5,471,870	5,380,574	16%
Interest-bearing demand	9,096,012	8,697,879	5%	7,964,665	7,823,362	7,791,861	17%
Money market	7,655,206	7,614,164	1%	6,188,045	6,139,438	5,785,871	32%
Network transaction deposits	1,745,224	1,823,130	(4)%	1,746,518	2,154,995	2,013,964	(13)%
Brokered CDs	3,790,075	3,933,787	(4)%	3,562,752	3,795,133	3,956,517	(4)%
Other time deposits	4,963,737	4,782,343	4%	4,484,077	4,041,178	4,046,815	23%
Total deposits	40,380,950	39,931,255	1%	35,731,765	35,552,608	34,881,853	16%
Other customer funding(b)	66,124	55,371	19%	42,372	47,794	64,570	2%
Total deposits and other customer funding	$40,447,074	$39,986,626	1%	$35,774,137	$35,600,402	$34,946,423	16%
Core customer deposits(c) and other customer funding	$34,911,775	$34,229,709	2%	$30,464,867	$29,650,274	$28,975,941	20%

Quarter average deposit composition	Sep 30, 2026	Jun 30, 2026	Seql Qtr % Change	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Comp Qtr % Change
Noninterest-bearing demand	$7,371,331	$7,062,098	4%	$5,999,278	$6,064,487	$5,796,676	27%
Savings	6,187,886	6,046,605	2%	5,532,848	5,436,968	5,338,129	16%
Interest-bearing demand	9,035,081	8,720,180	4%	7,886,442	8,054,088	7,898,770	14%
Money market	7,619,006	7,641,652	—%	6,061,442	5,890,836	5,860,802	30%
Network transaction deposits	1,869,045	1,879,876	(1)%	1,917,854	2,090,587	1,933,659	(3)%
Brokered CDs	3,920,540	4,085,995	(4)%	3,528,294	3,998,012	3,916,329	—%
Other time deposits	4,963,185	4,945,821	—%	4,234,785	4,093,939	3,961,522	25%
Total deposits	40,966,074	40,382,227	1%	35,160,943	35,628,917	34,705,887	18%
Other customer funding(b)	55,322	57,029	(3)%	43,973	45,973	74,305	(26)%
Total deposits and other customer funding	$41,021,396	$40,439,256	1%	$35,204,916	$35,674,890	$34,780,192	18%
Core customer deposits(c) and other customer funding	$35,231,811	$34,473,385	2%	$29,758,768	$29,586,291	$28,930,204	22%
Numbers may not recalculate due to rounding conventions.
(a) Loans held for sale have been included in the average balances.
(b) Includes repurchase agreements.
(c) This is a non-GAAP financial measure. See the non-GAAP financial measures reconciliation below for a reconciliation to GAAP financial measures.

Associated Banc-Corp Selected Asset Quality Information
(Dollars in thousands)	Sep 30, 2026	Jun 30, 2026	Seql Qtr % Change	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Comp Qtr % Change
Allowance for loan losses
Balance at beginning of period	$443,729	$385,756	15%	$378,068	$378,341	$376,515	18%
Provision for loan losses recorded at acquisition	—	397	(100)%	—	—	—	—%
Initial allowance for PCD loans	—	39,512	(100)%	—	—	—	—%
Initial allowance for PSL	—	28,263	(100)%	—	—	—	—%
Provision for loan losses	15,000	13,000	15%	13,000	2,000	15,000	—%
Charge offs	(26,735)	(26,282)	2%	(8,210)	(7,636)	(15,254)	75%
Recoveries	9,130	3,083	196%	2,898	5,363	2,081	339%
Net charge offs	(17,605)	(23,199)	(24)%	(5,312)	(2,273)	(13,173)	34%
Balance at end of period	$441,124	$443,729	(1)%	$385,756	$378,068	$378,341	17%
Allowance for unfunded commitments
Balance at beginning of period	$50,744	$39,276	29%	$41,276	$36,276	$35,276	44%
Initial allowance for PCD unfunded commitments	—	3,597	(100)%	—	—	—	—%
Initial allowance for purchased seasoned unfunded commitments	—	1,871	(100)%	—	—	—	—%
Provision for unfunded commitments	(1,000)	6,000	(117)%	(2,000)	5,000	1,000	(200)%
Balance at end of period	49,744	50,744	(2)%	39,276	41,276	36,276	37%
Allowance for credit losses on loans (ACLL)	$490,868	$494,473	(1)%	$425,032	$419,344	$414,618	18%
Provision for credit losses on loans	$14,000	$19,397	(28)%	$11,000	$7,000	$16,000	(13)%
(Dollars in thousands)	Sep 30, 2026	Jun 30, 2026	Seql Qtr % Change	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Comp Qtr % Change
Net (charge offs) recoveries
Commercial and industrial	$(12,614)	$(17,604)	(28)%	$(2,736)	$1,524	$(1,230)	926%
Commercial real estate—owner occupied	—	—	—%	—	(113)	—	—%
Commercial and business lending	(12,614)	(17,604)	(28)%	(2,736)	1,411	(1,230)	926%
Commercial real estate—investor	—	(2,710)	(100)%	500	94	(8,930)	(100)%
Real estate construction	3	2	50%	2	2	2	50%
Commercial real estate lending	3	(2,708)	(100)%	502	96	(8,928)	(100)%
Total commercial	(12,611)	(20,312)	(38)%	(2,234)	1,507	(10,158)	24%
Residential mortgage	(91)	(197)	(54)%	148	(197)	(231)	(61)%
Auto finance	(3,628)	(1,508)	141%	(1,843)	(2,010)	(1,505)	141%
Home equity	(92)	251	(137)%	439	2	56	(264)%
Other consumer	(1,183)	(1,433)	(17)%	(1,822)	(1,575)	(1,336)	(11)%
Total consumer	(4,994)	(2,887)	73%	(3,078)	(3,780)	(3,015)	66%
Total net charge offs	$(17,605)	$(23,199)	(24)%	$(5,312)	$(2,273)	$(13,173)	34%
(In basis points)	Sep 30, 2026	Jun 30, 2026		Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
Net (charge offs) recoveries to average loans (annualized)
Commercial and industrial	(37)	(54)		(9)	5	(4)
Commercial real estate—owner occupied	—	—		—	(4)	—
Commercial and business lending	(33)	(48)		(9)	4	(4)
Commercial real estate—investor	—	(17)		4	1	(67)
Real estate construction	—	—		—	—	—
Commercial real estate lending	—	(12)		3	1	(49)
Total commercial	(21)	(34)		(4)	3	(20)
Residential mortgage	(1)	(1)		1	(1)	(1)
Auto finance	(35)	(15)		(24)	(26)	(20)
Home equity	(4)	12		25	—	3
Other consumer	(129)	(138)		(235)	(200)	(173)
Total consumer	(16)	(9)		(11)	(14)	(11)
Total net charge offs	(19)	(26)		(7)	(3)	(17)
(Dollars in thousands)	Sep 30, 2026	Jun 30, 2026	Seql Qtr % Change	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Comp Qtr % Change
Credit quality
Nonaccrual loans	$183,436	$149,953	22%	$110,581	$100,428	$106,179	73%
Other real estate owned (OREO)	17,901	34,052	(47)%	32,534	28,016	29,268	(39)%
Repossessed assets	1,365	1,293	6%	806	757	789	73%
Total nonperforming assets	$202,702	$185,298	9%	$143,921	$129,201	$136,236	49%
Accruing loans past due 90 days or more(a)	$9,429	$2,288	312%	$2,490	$2,814	$2,692	250%
Allowance for credit losses on loans to total loans	1.34%	1.36%		1.34%	1.35%	1.34%
Allowance for credit losses on loans to nonaccrual loans	267.60%	329.75%		384.36%	417.56%	390.49%
Nonaccrual loans to total loans	0.50%	0.41%		0.35%	0.32%	0.34%
Nonperforming assets to total loans plus OREO and repossessed assets	0.55%	0.51%		0.45%	0.41%	0.44%
Nonperforming assets to total assets	0.39%	0.36%		0.32%	0.29%	0.31%

Associated Banc-Corp Selected Asset Quality Information (continued)
(Dollars in thousands)	Sep 30, 2026	Jun 30, 2026	Seql Qtr % Change	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Comp Qtr % Change
Nonaccrual loans
Commercial and industrial	$64,960	$44,388	46%	$19,606	$7,178	$12,802	407%
Commercial real estate—owner occupied	1,658	3,255	(49)%	34	203	203	717%
Commercial and business lending	66,618	47,643	40%	19,640	7,381	13,006	412%
Commercial real estate—investor	14,115	11,184	26%	8,078	8,311	7,333	92%
Real estate construction	4,533	2,974	52%	25	144	145	N/M
Commercial real estate lending	18,648	14,158	32%	8,103	8,455	7,478	149%
Total commercial	85,266	61,801	38%	27,743	15,836	20,484	316%
Residential mortgage	77,924	70,335	11%	66,890	68,492	69,093	13%
Auto finance	12,871	10,973	17%	8,888	8,271	8,218	57%
Home equity	7,320	6,582	11%	6,950	7,774	8,299	(12)%
Other consumer	55	262	(79)%	110	55	85	(35)%
Total consumer	98,170	88,152	11%	82,838	84,592	85,696	15%
Total nonaccrual loans	$183,436	$149,953	22%	$110,581	$100,428	$106,179	73%
(Dollars in thousands)	Sep 30, 2026	Jun 30, 2026	Seql Qtr % Change	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Comp Qtr % Change
Accruing loans 30-89 days past due
Commercial and industrial	$3,517	$10,668	(67)%	$24,253	$2,683	$1,071	228%
Commercial real estate—owner occupied	139	893	(84)%	345	34	—	N/M
Commercial and business lending	3,656	11,561	(68)%	24,598	2,717	1,071	241%
Commercial real estate—investor	1,470	3,089	(52)%	33,487	19,405	14,190	(90)%
Real estate construction	1,033	1,437	(28)%	—	117	21	N/M
Commercial real estate lending	2,503	4,526	(45)%	33,487	19,522	14,211	(82)%
Total commercial	6,159	16,087	(62)%	58,085	22,239	15,282	(60)%
Residential mortgage	20,045	14,034	43%	7,755	13,135	12,684	58%
Auto finance	46,182	20,367	127%	14,549	16,445	14,013	230%
Home equity	5,008	4,536	10%	2,742	3,779	4,265	17%
Other consumer(a)	2,382	2,988	(20)%	2,173	2,704	2,728	(13)%
Total consumer	73,617	41,925	76%	27,219	36,063	33,689	119%
Total accruing loans 30-89 days past due	$79,776	$58,012	38%	$85,304	$58,302	$48,971	63%
N/M = Not meaningful
Numbers may not recalculate due to rounding conventions.
(a) Excluding guaranteed student loans.

Associated Banc-Corp Selected Quarterly Information
(Dollars and shares in thousands, except per share data and as noted)	YTD Sep 2026	YTD Sep 2025	3Q26	2Q26	1Q26	4Q25	3Q25
Per common share data
Dividends	$0.72	$0.69	$0.24	$0.24	$0.24	$0.24	$0.23
Market value:
High	32.33	27.01	32.33	31.34	29.37	27.14	27.01
Low	24.34	18.91	28.65	25.98	24.34	24.11	23.78
Close			28.65	30.77	25.86	25.76	25.71
Book value / share(a)			28.44	28.85	29.04	28.81	28.17
Tangible book value (TBV) / share(a)(b)			21.67	22.15	22.23	22.01	21.36
Selected trend information
Net interest margin(c)	3.14%	3.02%	3.20%	3.17%	3.03%	3.06%	3.04%
Effective tax rate	22.37%	18.64%	22.86%	22.37%	21.75%	15.82%	19.16%
Noninterest expense / average assets(c)	2.04%	1.96%	2.00%	2.13%	1.97%	1.96%	1.95%
Dividend payout ratio(d)	34.12%	34.85%	31.17%	37.50%	34.29%	29.63%	31.51%
Loans / deposits ratio			90.44%	91.32%	88.99%	87.65%	88.73%
Assets under management, at market value(e)			$16,818	$17,009	$15,708	$16,132	$16,178
Common shares repurchased during period(f)	4,132	900	3,238	—	894	—	—
Common shares outstanding, end of period			185,694	188,718	165,438	165,980	165,904
Risk-based capital(g)(h)
Total risk-weighted assets			$41,587,042	$41,108,330	$35,773,810	$35,125,680	$34,688,358
Common equity Tier 1(i)			$4,315,910	$4,304,915	$3,744,610	$3,683,711	$3,584,712
Common equity Tier 1 capital ratio(i)			10.38%	10.47%	10.47%	10.49%	10.33%
Tier 1 capital ratio			10.84%	10.94%	11.01%	11.04%	10.89%
Total capital ratio			12.68%	12.79%	13.02%	13.08%	12.94%
Tier 1 leverage ratio			8.94%	8.99%	8.98%	8.96%	8.81%
Selected equity and performance ratios
Total stockholders’ equity / total assets			10.65%	10.88%	10.96%	11.01%	10.95%
Tangible common equity / tangible assets (TCE Ratio)(b)			8.03%	8.27%	8.27%	8.29%	8.18%
Average stockholders' equity / average assets	11.02%	10.91%	10.96%	10.98%	11.12%	11.05%	10.95%
Return on average equity(c)	9.59%	9.55%	10.28%	8.81%	9.69%	11.09%	10.26%
Return on average tangible common equity (ROATCE)(b)(c)	13.08%	13.13%	14.05%	12.12%	13.03%	15.04%	14.02%
Return on average assets(c)	1.06%	1.04%	1.13%	0.97%	1.08%	1.23%	1.12%
Return on average tangible assets(b)(c)	1.12%	1.08%	1.20%	1.03%	1.12%	1.27%	1.17%
Efficiency ratios (expense / revenue)
Fully tax-equivalent efficiency ratio	56.13%	56.67%	54.10%	58.30%	56.03%	55.21%	54.77%
Adjusted efficiency ratio(b)	53.17%	56.32%	51.27%	52.91%	55.77%	55.15%	54.77%
Numbers may not recalculate due to rounding conventions.
(a)Based on period end common shares outstanding.
(b)This is a non-GAAP financial measure. See the non-GAAP financial measures reconciliation below for a reconciliation to GAAP financial measures.
(c)This ratio is annualized.
(d)Ratio is based upon basic earnings per common share.
(e)In millions. Excludes assets held in brokerage accounts.
(f)Does not include repurchases related to tax withholding on equity compensation.
(g)The Federal Reserve establishes regulatory capital requirements, including well-capitalized standards for the Corporation. The regulatory capital requirements effective for the Corporation follow Basel III, subject to certain transition provisions.
(h)September 30, 2026 data is estimated.
(i)The Corporation is not classified as an advanced approaches holding company as defined by the Federal Reserve. As such, the Corporation has elected to be subject to the AOCI-related adjustments when calculating common equity tier 1 capital which allows the Corporation to opt-out of the requirement to include most components of AOCI in common equity tier 1 capital.

Associated Banc-Corp Non-GAAP Financial Measures Reconciliation	YTD	YTD
(Dollars in thousands)	Sep 2026	Sep 2025	3Q26	2Q26	1Q26	4Q25	3Q25
Tangible common equity reconciliation
Common equity			$5,281,520	$5,444,011	$4,803,760	$4,781,235	$4,674,186
Less: Goodwill and other intangible assets, net			1,257,140	1,264,034	1,125,639	1,127,842	1,130,044
Tangible common equity for TBV / share and TCE Ratio			$4,024,380	$4,179,977	$3,678,121	$3,653,393	$3,544,142
Tangible assets reconciliation
Total assets			$51,399,852	$51,812,506	$45,593,740	$45,202,596	$44,455,863
Less: Goodwill and other intangible assets, net			1,257,140	1,264,034	1,125,639	1,127,842	1,130,044
Tangible assets for TCE Ratio			$50,142,712	$50,548,472	$44,468,101	$44,074,754	$43,325,819
Average tangible common equity reconciliation
Average common equity	$5,238,946	$4,534,716	$5,463,396	$5,433,872	$4,812,415	$4,713,445	$4,627,038
Less: Average goodwill and other intangible assets, net	1,218,896	1,133,517	1,260,592	1,267,876	1,126,748	1,129,055	1,131,385
Average tangible common equity for ROATCE	4,020,050	3,401,200	$4,202,804	$4,165,996	$3,685,667	$3,584,390	$3,495,653
Average tangible assets reconciliation
Average total assets	$49,308,932	$43,360,369	$51,599,690	$51,235,842	$45,018,948	$44,402,771	$44,015,203
Less: Average goodwill and other intangible assets, net	1,218,896	1,133,517	1,260,592	1,267,876	1,126,748	1,129,055	1,131,385
Average tangible assets for return on average tangible assets	$48,090,036	$42,226,853	$50,339,098	$49,967,966	$43,892,200	$43,273,716	$42,883,818
Adjusted net income reconciliation
Net income	$389,785	$337,648	$146,586	$123,564	$119,635	$137,129	$124,732
Other intangible amortization, net of tax	11,993	4,956	5,170	5,170	1,652	1,652	1,652
Adjusted net income for return on average tangible assets	$401,778	$342,604	$151,756	$128,734	$121,287	$138,781	$126,384
Adjusted net income available to common equity reconciliation
Net income available to common equity	$381,160	$329,023	$143,711	$120,689	$116,760	$134,254	$121,857
Other intangible amortization, net of tax	11,993	4,956	5,170	5,170	1,652	1,652	1,652
Adjusted net income available to common equity for ROATCE	$393,153	$333,979	$148,881	$125,859	$118,412	$135,906	$123,509
Pre-tax pre-provision income
Income before income taxes	$502,086	$415,010	$190,035	$159,167	$152,883	$162,901	$154,286
Provision for credit losses	44,394	46,999	14,005	19,388	11,001	6,998	16,000
Pre-tax pre-provision income	$546,480	$462,009	$204,040	$178,555	$163,884	$169,899	$170,286
Period end core customer deposits reconciliation
Total deposits			$40,380,950	$39,931,255	$35,731,765	$35,552,608	$34,881,853
Less: Network transaction deposits			1,745,224	1,823,130	1,746,518	2,154,995	2,013,964
Less: Brokered CDs			3,790,075	3,933,787	3,562,752	3,795,133	3,956,517
Core customer deposits			$34,845,651	$34,174,338	$30,422,495	$29,602,480	$28,911,371
Average core customer deposits reconciliation
Average total deposits	$38,857,679	$34,580,383	$40,966,074	$40,382,227	$35,160,943	$35,628,917	$34,705,887
Less: Average network transaction deposits	1,888,746	1,875,523	1,869,045	1,879,876	1,917,854	2,090,587	1,933,659
Less: Average brokered CDs	3,834,723	4,105,700	3,920,540	4,085,995	3,528,294	3,998,012	3,916,329
Average core customer deposits	$33,134,210	$28,599,160	$35,176,489	$34,416,356	$29,714,795	$29,540,318	$28,855,899
Total expense for efficiency ratios reconciliation
Noninterest expense	$751,386	$636,173	$260,342	$271,882	$219,163	$219,466	$216,202
Less: Other intangible amortization	15,990	6,608	6,894	6,894	2,203	2,203	2,203
Total expense for fully tax-equivalent efficiency ratio	735,396	629,565	253,448	264,988	216,960	217,263	213,999
Less: Acquisition costs(a)	38,734	—	13,258	24,469	1,007	252	—
Total expense for adjusted efficiency ratio	$696,662	$629,565	$240,190	$240,519	$215,953	$217,011	$213,999
Total revenue for efficiency ratios reconciliation
Net interest income	$1,054,479	$891,163	$377,251	$370,039	$307,190	$309,981	$305,222
Noninterest income	243,387	207,019	87,131	80,398	75,857	79,384	81,265
Less: Investment securities (losses) gains, net	(40)	13	(46)	35	(28)	37	1
Fully tax-equivalent adjustment	12,365	12,705	4,086	4,139	4,139	4,196	4,222
Total revenue for fully tax-equivalent efficiency ratio	1,310,271	1,110,874	468,514	454,541	387,214	393,524	390,708
Less: Announced initiatives(b)	—	(6,976)	—	—	—	—	—
Total revenue for adjusted efficiency ratio	$1,310,271	$1,117,850	$468,514	$454,541	$387,214	$393,524	$390,708
Numbers may not recalculate due to rounding conventions.
(a)During the fourth quarter of 2025, the Corporation entered into a definitive agreement to acquire American National. The acquisition was completed on April 1, 2026. These costs, incurred in connection with the acquisition, represent nonrecurring costs.
(b)Announced initiatives include the loss on mortgage portfolio sale as a result of balance sheet repositioning that the Corporation announced in the fourth quarter of 2024.

(continued)

Associated Banc-Corp Non-GAAP Financial Measures Reconciliation
(Dollars in thousands)	3Q26	2Q26
Adjusted net income available to common equity reconciliation
Net income available to common equity	$143,711	$120,689
Acquisition costs, net of tax	10,227	18,996
Adjusted net income available to common equity for adjusted earnings per share	$153,938	$139,685